Crown Equity Holdings Inc. Announces It Has Abandoned Letters of Intent with Taiwan Companies

Las Vegas, Nevada – June 9, 2011 - Crown Equity Holdings, Inc. (OTCBB:CRWE) announced today that it has abandoned two letters of intent previously entered into in November, 2009 to enter into business combinations with DJ Toys Enterprise Corporation and Yana Venture Philanthropy Group, both of which are Taiwan corporations.   After the letters of intent were signed, Crown was unable to satisfactorily complete a due diligence review of the companies and so has determined it to be in the best interests of Crown to abandon these proposed transactions.

 About Crown Equity Holdings, Inc.

Crown Equity Holdings, Inc. (OTCBB: CRWE) has established itself as a top tier consulting firm which continues to provide and assist small business owners with the knowledge required in taking their company public.  The company has also re-focused its primary vision to that of an online media advertising/awareness publisher, focused on serving the needs of the clients, as well as being dedicated to the distribution of quality branding information.

Crown Equity Holdings, Inc. can play a role in building and capturing awareness for a public company through one of the fastest growing media channels in the world: The Internet, with over a thousand third and second party websites making up its network, which is in addition to their opt in e-mail list.

 Forward-Looking Statements: This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements and/or Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Risks and uncertainties applicable to the company and its business could cause the company’s actual results to differ materially from those indicated in any forward-looking statements.

Contact:

Kenneth Bosket CEO/President
info@crownequityholdings.com
702 448-1543